Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-83780, 2-81019, 33-42536, 33-65077, 33-54045, 333-40991, 333-55667, 333-55669, 333-57774, 333-147057, 333-147059, 333-173830, 333-182155, 333-182156, 333-186361, 333-214151, 333-236169 and 333-252581) and Form S-3 (Nos. 333-182121, 333-214152 and 333-239766) of Carpenter Technology Corporation of our report dated August 15, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 15, 2022